Huntington, W. Va. - February 2, 2010

Energy Services of America Corporation Announces results for the three months ended December 31, 2009. Energy Services of America (Amex: ESA) announced today that the company had net income of $637,563 for the three months ended December 31, 2009 compared to a loss of $2,194,509 for the same period in 2008. Revenues were lower for the quarter ended December 31, 2009 than during the prior year period, ($29,951,737 versus $33,679,046) however, margins were positive for the quarter in 2009 resulting in net income for the quarter. Losses during the quarter ended December 31, 2008 were attributable to our ST Pipeline subsidiary experiencing significant losses on two jobs. These losses were due to unusual circumstances which management believes are non recurring in nature. The net of tax losses on those two jobs amounted to $1,932,383 which contributed greatly to the loss in the first quarter of 2009 which ended December 31, 2008.

Marshall T. Reynolds, Chairman, noted that he was pleased that 2010 started on a positive note. "With the economic uncertainties that led to 2009 being such a difficult year for the Company, it is great to start 2010 in a positive manner. Our backlog of $146 million at December 31, 2009 and the continued improvement in the demand for our services, places the Company on track to have a successful 2010. "

Edsel R. Burns, president of ESA, shared Mr. Reynolds thoughts. "We are pleased that the Company is positioned to capitalize on the stronger demand for our services. At December 31, 2008 our backlog was $54 million compared to the backlog of $146 million at December 31, 2009. Accordingly, with a significantly improved backlog and the known projects that we see coming up for bid in 2010, we are very encouraged over the Company's prospects. 2010 shows every indication of having a performance in line with and perhaps exceeding, the original ESA business plan that was adversely affected by the economic crisis in 2009 and recession." Key information at December 31, 2009 was as follows:

                            Energy Services of America Corporation
                            Key Financial Information

                                           Three Months          Three Months
                                               Ended                 Ended
                                           December 31,          December 31,
                                               2009                  2008
                                               ----                  ----
Actual
Revenues                                      $29,951,737        $33,679,046
Net Income (loss)                                 637,563        ($2,194,509)

Earnings (loss) Per Share-Basic                     $0.05             ($0.18)
Earnings (loss) Per Share-Diluted                   $0.05             ($0.18)

Other information
Shares Outstanding                             12,092,307
Total Assets                                  $98,604,639


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Total Liabilities                             $43,631,633
Total Equity                                  $54,973,006
Stated Book Value per Share                         $4.55
Backlog at  December  2009                   $146,000,000

Certain Statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.